UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2015
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (which we may refer to herein as the “Company,” “we,” “our” or “us”), in connection with the matters described herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2015 at 1:00 p.m. (Pacific Time).

(b)    The voting results from the Annual Meeting were as follows:

1.
Each of the following eleven directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2016 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 3,098,000 broker non-votes.

Name	For	Against	Abstain
Victor J. Coleman	68,465,530	3,656,988	638,165
Theodore R. Antenucci	70,393,724	2,286,194	80,765
Frank Cohen	68,569,707	4,110,211	80,765
Richard B. Fried	71,640,860	1,039,058	80,765
Jonathan M. Glaser	71,725,682	954,336	80,665
Robert L. Harris II	71,938,399	741,619	80,665
Mark D. Linehan	71,725,769	954,149	80,765
Robert M. Moran, Jr.	70,111,500	2,568,518	80,665
Michael Nash	68,326,922	4,353,096	80,665
Barry A. Porter	70,936,651	1,743,367	80,665
John Schreiber	67,695,662	4,985,431	79,590

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year was approved by a vote of 74,692,256 shares in favor, 1,163,865 shares against, and 2,562 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 69,132,236 shares in favor, 2,847,154 shares against, and 781,293 shares abstaining. There were 3,098,000 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 21, 2015	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Financial Officer